UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 20, 2022
Date of Report (date of earliest event reported)

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365		23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Deerfield Lane Suite 300	Malvern	Pennsylvania	19355
(Address of Principal Executive Offices)			(Zip Code)
(610) 989-0340
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2022, Cantaloupe, Inc. (the “Company”) appointed Ankit Varia to the position of Chief Accounting Officer, and Mr. Varia assumed the responsibilities of principal accounting officer. Mr. Varia, age 37, has fourteen years of experience in audit and accounting, having joined the Company in January 2021 as Director of SEC Reporting and Technical Accounting and then, since December 2021, as Vice President of Accounting. From 2008 to 2021, Mr. Varia held various positions at the accounting firm Ernst & Young. Mr. Varia is a Certified Public Accountant. Scott Stewart, the Company’s Chief Financial Officer, acted as principal accounting officer prior to Mr. Varia’s appointment.

The Company has previously entered into an offer letter with Mr. Varia that contains customary restrictive covenants, including a perpetual confidentiality covenant, as well as a non-compete, non-solicit of customers, and non-solicit of employees that each apply for one year following any termination.

In connection with his appointment, Mr. Varia has been awarded an equity grant of 30,000 stock options under the Company’s 2018 Equity Incentive Plan (as amended, the “Plan”), with an exercise price equal to the fair market value of a share of the Company’s common stock on July 18, 2022, subject to the terms of a Non-Qualified Stock Option Agreement issued under the Plan in the form previously filed. The stock options will be eligible to vest in three equal annual installments on the first three anniversaries of July 18, 2022, subject to Mr. Varia’s continued employment through the applicable vesting date.

Mr. Varia’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Varia and any director, executive officer, or other person that would require disclosure under Item 401(d) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”). The Company is not aware of any transactions involving Mr. Varia or a related person that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

Date: July 20, 2022
By: /s/ Davina Furnish
Davina Furnish
General Counsel and Secretary